EXHIBIT 99(a)

 Form of Proxy for Special Meeting of Shareholders of Annapolis Bancshares, Inc.



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FRONT

                                 REVOCABLE PROXY
                           ANNAPOLIS BANCSHARES, INC.

         This Proxy is solicited on Behalf of the Board of Directors of
                           Annapolis Bancshares, Inc.

         The    undersigned    hereby   makes,    constitutes    and   appoints:
_________________________  and  ________________________  and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Annapolis Bancshares, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Shareholders to be held on _______________________, 1996 and at any postponement or adjournment thereof.
         The proposal to approve and adopt the Agreement and Plan of Reorganization pursuant to which the Company will be merged with and into Sandy Spring Bancorp, Inc. and each outstanding share of the Company's Common Stock will automatically and without further action be converted into shares of Sandy Spring Common Stock, as provided in the Agreement and Plan of Merger.
             |_| FOR               |_| AGAINST               |_| ABSTAIN
        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal set forth above. In addition, this proxy will be voted at the discretion of the persons named as proxy herein upon any other matter properly brought before the Special Meeting or any adjournment or postponement thereof. (over)

BACK

Important: Please date and sign your name(s) as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

                                           ----------------------------
                                           Signature of Shareholder

                                           ----------------------------
                                           Signature of Shareholder

                                           Dated: ________________, 1996


            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        |_| Please check here if you plan to attend the Special Meeting.

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